(h)(10)(i)

AMENDED

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

THIS AMENDED CUSTODIAL UNDERTAKING IN CONNECTION WITH MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of July 7, 2005, is by and between Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto (“Aeltus Funds”), Morgan Stanley & Co. Incorporated (“Seller”), and The Bank of New York (“Custodian”).

W I T N E S S E T H:

WHEREAS, Aeltus Funds, Seller, and Custodian are parties to that certain Custodial Undertaking in Connection with Master Repurchase Agreement dated as of November 8, 2004 (the “Custodial Undertaking Agreement”); and

WHEREAS, Aeltus Funds, Seller, and Custodian desire to amend the Custodial Undertaking Agreement to update the persons whom are authorized to act on behalf of Aeltus Funds on Schedule II;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aeltus Funds, Seller and Custodian agree that the Custodial Undertaking Agreement is hereby amended as follows:

Schedule II shall be replaced in its entirety with the attached Schedule II thereby updating the persons whom are authorized to act on behalf of Aeltus Funds.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective on the date set forth above.

Aeltus Funds:
Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto

	By:	Illegible

	Title:	SVP

Seller:	Morgan Stanley & Co. Incorporated

	By:	Illegible

Title:

Custodian:	The Bank of New York

	By:	/s/ Henry J. Cugini

	Title:	Vice President

SCHEDULE II

The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Custodial Undertaking In Connection With Master Repurchase Agreement.

BUYER

Name	Signature
Todd Bates	/s/ Todd Bates_________________________________
Amy Glover-Giusto	/s/ Amy Glover-Giusto___________________________
Brian Geller	/s/ Brian Geller_________________________________
Aprille E. Johnson	/s/ Aprille E. Johnson____________________________
James B. Kauffmann	/s/ James B. Kauffmann__________________________
Kevin C. Moose	/s/ Kevin C. Moose_____________________________
Kathryn Wojciechowski	/s/ Kathryn Wojciechowski_______________________
David Yealy	/s/ David Yealy________________________________